EXHIBIT 10.22

SUBLEASE

This sublease (Sublease) is made this 1st day of June, 2006 by and between Vitamin Cottage Natural Food Markets, Inc., a Colorado corporation, having a principal office at 12612 W. Alameda Parkway, Lakewood, Colorado 80228 (Sublessor) and a Colorado limited liability company, having its principal office at 12612 W. Alameda Parkway 80228(Sublessee) and Chalet Properties, LLC a Colorado limited liability company having its principal office at 12612 W. Alameda Parkway, Lakewood, Colorado, 80228 (“Sublessor” and “Sublessor”)

RECITALS

WHEREAS, Sublessor is the owner of the building and improvements located at and around 12612 W. Alameda Parkway, (Building);

WHEREAS, the Building sits on land owned by D. C. Burns Realty (Ground Lessor) and is subject to that certain ground lease between Ground Lessor and Safeway Corporation (Tenant) dated the 26th day of June, 1974 (Ground Lease) and which Ground Lease was assigned to the Sublessor on the 27thday of November, 1996 with Ground Lessor’s permission;

WHEREAS, the Building and ground subject to the Ground Lease is sometimes referred to herein as the “Property”;

WHEREAS, Sublessee wishes to lease 100% of the rentable square footage of the Building and all of the Property subject to this Lease/Sublease and the Ground Lease;

WHEREAS, Sublessor/Sublessor is willing to lease/sublease to the Sublessee in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the rental payments to be made hereunder by Sublessee to Sublessor/Sublessor, and the mutual terms, covenants, and conditions hereinafter set forth, and for other good and valuable consideration the adequacy of which is admitted by all Parties, it is agreed as follows:

COVENANTS

1.          Basic Lease Provisions

When used herein, the following terms shall have the indicated meanings:

a.	LANDLORD/SUBLESSOR:	Chalet Properties, LLC

	NOTICE ADDRESS	12612 West Alameda Parkway
Lakewood, CO 80228
	attention:	Kemper Isely, Managing Member

b.	SUBLESSEE:	Vitamin Cottage Natural Food Markets, Inc.

	NOTICE ADDRESS:	12612 W. Alameda Parkway
Lakewood, Colorado 80228
	attention:	Kemper Isely, Co-President

c.	GROUND LESSOR:

	NOTICE ADDRESS:	same as above
	attention:	Kemper Isely, Co-President

d.	GUARANTOR:	none

e.	SUBLEASED PREMISES:	Approximately 34,945 square feet regardless of measurement constituting part of the Property as shown on Exhibit “A”.

f.	SUBLEASE TERM:

	Commencement Date:	June 1, 2006

	Initial Term:	240 full calendar months ending at 5:00 p.m. Mountain time on May 31, 2026

	Renewal Term:	One (1) additional term of sixty (60) months

f.	BASE RENT:	$16,000/month for months 1-60
$16,500/month for months 61-120
$17,000/month for months 121-180
$17,500/month for months 181-240

Base Rent during the Initial Term shall payable in advance on the first day of each month beginning on June 1, 2006.

Absolute triple net lease

g.	USE:	Natural food and food supplement store

h.	SECURITY DEPOSIT:	$6,500

i.	ADDITIONAL CHARGES	Commencing on the “Commencement Date” as defined below:

j.	SUBLEASE COMMON AREA COSTS:

	“CAM Percentage Contribution”:	100%

	Sublessee’s share of Ground Lease Rent, CAM Additional Rent and expenses	100%

2.          Property

a.               Sublessor/ Sublessor hereby leases/subleases to Sublessor, and Sublessor hereby leases all of the Property described in Exhibit A, which is attached hereto.

b.              Sublessee acknowledges that Sublessor has not agreed to make any improvements to the Property or perform any work to ready the Property for occupancy by Sublessee. Sublessee also acknowledges that Sublessee has inspected the Property and is relying solely on this inspection and not on any statement or representation made by Sublessor or any agent of Sublessor regarding the physical condition of the Property or the Project. Sublessee accepts the Property “AS IS,” “WHERE-IS” and in its present condition. Sublessor makes and provides absolutely no warranties of fitness for purpose or use and Sublessee agrees to waive any warranties that it may have concerning the Property.

c.               As the Property is subject to the Ground Lease, the terms, covenants and conditions of which are incorporated herein by this reference, the Sublessee specifically assumes and agrees to perform the terms, covenants and conditions of the Ground Lease and it acknowledges that it is responsible for the full and faithful performance of the same as though it were the Tenant/Subtenant therein.

3.          Base Rent

a.               The Base Rent shall be payable in advance on first day of each calendar month June 1, 2006, (Rent Commencement).

b.              This is an absolute triple net lease (“NNN” or “Triple Net”) and, in addition to the Base Rent, the Sublessee shall be responsible for the payment of the following, all of which shall be deemed to be “Additional Rent;” its: (i) 100% CAM Percentage Contribution (as described in paragraph 1 above,); (ii) 100% of real property taxes attributable to the Property; (iii) 100% of the Sublessor’s insurance attributable to the Property; (iv) 100% of the costs to maintain and repair the structural and non structural components of the Property; and, (v) 100% of all base rent, additional rent and other fees and costs associated with the Ground Lease.. Notwithstanding anything herein to the contrary and until further notice from the Sublessor, Sublessee shall directly pay the ground lease rent to the Ground Lessor. The Ground Lease rent is in addition to the Base Rent charged herein.

c.

i.                Upon execution of this Lease/Sublease by Sublessee, Sublessee shall deposit with Sublessor the Security Deposit. The Security Deposit shall be retained by Sublessor and may be applied by Sublessor, to the extent necessary, to pay and cover any loss, cost, damage or expense, including attorneys’ fees sustained by Sublessor by reason of the failure of Sublessee to comply with any provision, covenant, or agreement of Sublessee contained in this Lease. To the extent not necessary to cover such loss, cost, damage, or expense, the Security Deposit, without any interest thereon, shall be returned to Sublessee within sixty (60) days after the expiration of the Lease Term or as may be otherwise provided by law.

ii.               The Security Deposit shall not be considered as an advance payment of rent or as a measure of the loss, cost, damage, or expense which is or may be sustained by Sublessor. If all or any portion of the Security Deposit is applied by Sublessor to pay any such loss, cost, damage, or expense, Sublessee shall, from time to time, promptly upon demand, deposit with Sublessor such amounts as may be necessary to replenish the Security Deposit to its original amount.

d.              Sublessee acknowledges that late payment of Base Rent, Additional Rent and any other monies due hereunder will cause Sublessor to incur expenses in an amount that will be impractical or extremely difficult to ascertain. Accordingly, if any installment or payment of Base Rent or Additional Rent due from Sublessee is not received by Sublessor or Sublessor’s designee within ten (10) days of the due date, Sublessee shall pay to Sublessor as Additional Rent, a late fee equal to $500. The Parties agree that this late fee represents a fair and reasonable estimate of the cost that Sublessor will incur, in addition to interest on the money involved, because of the late payment. Acceptance of such late fee by Sublessor shall in no event constitute a waiver of any default with respect to such overdue amount or prevent Sublessor from exercising any or all of the other rights and remedies granted under this Lease.

4.          Common Area

a.               The “Common Area” is the entire area within the Property that is not otherwise part of the Building. The Common Area includes, without limitation, all structural components of the Property, and all facilities in and around the Building, that are intended for common use by Sublessee’s customers, invitees and employees, and which Common Area also includes, but is not limited to driveways, driving lanes, parking areas, lighting, service areas, pylons, signs, sidewalks and landscaping.

b.              Sublessee and Sublessee’s invitees, customers and employees shall have the nonexclusive right to use the Common Area in common with Sublessor, and its respective invitees, customers and employees for the use and purposes designated by Sublessor.

c.               The Common Area shall be under the exclusive management and control of Sublessor or Sublessor’s agent. The manner of operation and the expenditures therefore shall be in Sublessor’s discretion. Sublessor shall have the right to designate, relocate and limit the use of particular areas or portions of the Common Area for the efficient management, operation, maintenance and use thereof, and Sublessee shall comply with these restrictions, so long as Sublessee’s right to use the Property is not materially adversely affected. Sublessor shall also have the right to permit entertainment events, as well as the placement of kiosks, carts, advertising and other displays in the Common Areas.

d.              Subject to the provisions of the Ground Lease, Sublessor shall maintain the Common Area in good repair, including establishing (to the extent deemed necessary by Sublessor) reserves for and making replacements when and where necessary. “Common Area Expenses” shall include all costs and expenses incurred by Sublessor for the operation, maintenance, repair and replacement of the Common Area and for the management of the Property, including without limitation expenses for: (i) property management fees for Property; (ii) cleaning, sweeping and janitorial services; (iii) removal of rubbish; (iv) snow and ice removal’; (v) labor (including payment of wages, benefits and payroll taxes) to maintain the Common Area; (vi), materials and supplies in connection with the operation and maintenance of the Common Area; (vii) providing and maintaining utility systems and services, including payment of sewer service fees; (viii) maintaining, repairing, reserving for replacement of and replacing all sidewalks, curbs, walkways and paved areas, as well as the roof and structural portions of the all portions of the Property; (ix) landscaping, planting and irrigation systems; (x) signs; (xi) trash facilities, loading and delivery areas; (xii) lighting, drainage, and directional markers and bumpers; (xiii) maintaining and repairing security systems and alarms; (xiv) payment of premiums for workers’ compensation insurance, commercial general liability insurance and casualty insurance maintained by Sublessor with respect to the Property, as well as any deductible under any insurance which Sublessor pays in connection thereto;, (xv) payment of rental cost for or straight-line depreciation on tools, machinery and equipment used in connection with the Common Area; (xvi) payment of all personal property taxes and assessments levied or assessed against personal property located on or used to maintain the Common Area; (xvii) payment of any regulatory fee or surcharge or similar imposition imposed by governmental requirements; (xviii) payment of the cost of a security service and/or security system if Sublessor determines that such security is necessary, including servicing, maintaining and monitoring any fire sprinkler system; (xix) any alterations, additions, or improvements required to be made to the Common Area in order to comply with applicable laws, orders or regulation; and, (xx) all other items necessary to keep the Common Area in a state of good sanitary condition and repair.

e.               In addition to the above, the Sublessee shall be responsible for, shall perform all duties, covenants and conditions relating thereto, and shall pay all fees associated with:

i.                Commencing on the Lease Commencement Date, Sublessee shall pay to Sublessor monthly, as Additional Rent, Sublessee’s CAM Percentage Contribution. Such payments shall continue on each subsequent date on which a payment of Base Rent is due. Sublessee shall pay to Sublessor an amount equal to 1/12th of Sublessee’s share of Common Area Expenses which Sublessor estimates will become payable with respect to the current Lease Year. Tenants CAM Percentage Contribution, Current Estimate, and its Current Payment” are set forth in paragraph 1 above.

ii.               Sublessor shall provide Sublessee with a reconciliation of estimated and actual Common Area Expenses and of Sublessee’s CAM Percentage Contribution and Current Payment within one hundred twenty (120) days after the end of each calendar year. Sublessee shall pay any underpayment within ten days after billing and any overpayment shall be credited to the next installment of Additional Rent due from Sublessee under this Lease or, if the Term has ended, shall be refunded to Sublessee after any unsatisfied obligations of Sublessee to Sublessor have been satisfied.

iii               100% of the costs and fees associated with the Ground Lease all of which shall be due as Additional Rent.

f.               Sublessor shall keep records showing in reasonable detail all expenses incurred for Common Area maintenance. These records will be made available to the Sublessee for inspection upon reasonable notice, for a period of two years after the end of any calendar year. In no event shall Sublessee be entitled to review records beyond the preceding two calendar years or to dispute Common Area Expenses that were incurred or charged before such two-year period. Sublessee shall have no right to withhold payment of its Pro Rata Share of Common Area Expenses pending resolution of any dispute over such expenses.

g.              In addition to the Base Rent and the payment of the Sublessee’s CAM Percentage Contribution of the Common Area Expenses, Sublessee shall also pay when due:

i.                Commencing on the Lease Commencement Date, Sublessee shall pay before delinquency all separately metered charges for water, gas, heat, electric power, sewer, telephone, trash removal, and all other services or utilities used in the Property. If any charges for utilities not separately metered and are therefore billed to Sublessor, the amount shall be prorated and Sublessee shall pay to Sublessor upon demand, as Additional Rent, an amount equal to that proportion of the total charges which the number of square feet of the Property bears to the total number of square feet of gross leasable area using such utilities. For utilities or services which are not separately metered, Sublessor may, in lieu of charging on the foregoing basis, charge Sublessee on the basis of Sublessee’s actual or reasonably estimated usage.

ii.               Commencing on the Lease Commencement Date, Sublessee shall be liable for and shall pay before delinquency all taxes or other charges levied or assessed against trade fixtures, equipment, furnishings, merchandise, and other personal property at the Property, whether or not affixed to the realty. If any of Sublessee’s personal property is assessed as part of the real property of which the Property are a part, Sublessee shall pay to Sublessor as Additional Rent upon demand the amount of such taxes or assessments levied or assessed against said personal property. For the purpose of determining said amount, figures supplied by the tax assessor or other taxing authority as to the amount so assessed shall be conclusive.

iii.

1.             The term “Real Property Taxes” is used in the broadest possible sense and shall include: (1) any taxes, general or special assessment, license fees, business taxes, rental taxes, excise taxes, value added taxes, impositions in lieu of taxes, and levies and charges of every kind: (X) imposed by any governmental entity of any kind against or upon the Retail Portion, or any interest of Sublessor therein, including the right to receive rent or other income therefrom, the business of leasing, or the change in ownership of real property; or, (Y) imposed on the Retail Portion as a charge for any governmental services or improvements such as, but not limited to, fire or police protection, public transportation, street or sidewalk maintenance, or refuse removal; and (2) any imposition enacted by way of substitution for or in addition to all or any of the impositions described in clause (1) above; and (3) the reasonable costs incurred by Sublessor in contesting any such real property taxes or assessments, including fees of attorneys, consultants, accountants, and appraisers. Real Property Taxes shall not include Sublessor’s federal or state income, inheritance or estate taxes, or any taxes or other impositions or costs that are properly allocable to portions of the Project designated for office or residential purposes. Real Property Taxes for the first and last Lease Years shall be prorated to coincide with the beginning and end of the Term.

2.             Sublessee shall pay to Sublessor, as Additional Rent, “Sublessee’s Tax Share” (as defined below) of the amount of all Real Property Taxes that accrue during the Term. Commencing on the Commencement Date, and continuing on each subsequent date on which a payment of Minimum Rent is due, Sublessee shall pay to Sublessor an amount equal to 1/12th of Sublessee’s share of the Real Property Taxes which Sublessor estimates will become payable with respect to the current Lease Year. Sublessor shall, after the end of each Lease Year, provide Sublessee with a reconciliation of estimated and actual Real Property Taxes and of Sublessee’s share of each. Sublessee shall pay any underpayment within ten days after billing and any overpayment shall be credited to the next installment of Additional Rent due from Sublessee under this Lease or, if the Term has ended, shall be refunded to Sublessee after any unsatisfied obligations of Sublessee to Sublessor have been satisfied.

3.             For purposes of this Lease the “Sublessee’s Tax Share” shall be an amount equal to that proportion of the total Real Property Taxes which the number of square feet of the Property bears to the total number of square feet of gross leasable area assessed under such tax assessment.

5.          Term and Renewal

a.               The Term shall be as described above. Lease Commencement shall occur no later than 5:00 p.m. Mountain Time on June 1, 2006.

b.              Sublessee shall be given the right to exercise one (1) additional renewal periods each for sixty (60) full calendar months (and each being referred to as the “First Renewal Term” and “Second Renewal Term” respectively). If exercised, the terms covenants and conditions of the Lease will remain the same as to each Renewal Term, except that the Base Rent for the first renewal period will increase to an amount mutually agreed upon between the Parties.

c.               Sublessee may exercise its right to each Renewal Term only under the following conditions:

i.                it cannot be in breach of the Lease on the date of exercise;

ii.               it shall notify the Sublessor in writing of its intent to exercise the option to renew no less than one hundred and twenty (120) calendar days before the end of the current term.

iii.              from the date of the above notice until the date that the new term is to begin, it cannot breach any term, covenant or condition of the Lease even though Assignee would have the right to cure the same;

iv.             Sublessor and Sublessee shall sign a “Commencement of Renewal Term” agreement which shall set forth the date of the renewal, the term of 36 full calendar months; the Base Rent as found above, and the fact that the terms of the Lease not otherwise amended shall remain in full force and effect. The form shall be prepared by the Sublessor at the time. The failure of the Parties to sign the same shall not be deemed to be a material breach of the Lease or this Agreement.

d.              Sublessee shall not be offered any additional rights to renew under this Agreement. Notwithstanding the same, the Parties agree that the Sublessee may subsequently lease the Property from the Sublessor under such terms and conditions upon which the Parties may agree.

6.          Use

The property will be used only for the Use permitted under paragraph 1.

a                The Sublessee will not:

i.                make any unlawful, improper or offensive use of the Property and it will not suffer any waste thereof;

ii.               permit any objectionable noise or odor to escape or to be emitted from said premises or do or permit anything to be done upon or about said premises in any way tending to create a nuisance;

iii.              sell or permit to be sold any spirituous, vinous, or malt beverages on said premises, excepting such as Sublessee may be licensed by law to sell and as may be herein expressly permitted; nor will he sell or permit to be sold any controlled substance on or about said premises.

iv.             smoke in the Property.

b.              The Sublessee shall:

i.                comply at Sublessee’s own expense with all laws and regulations of any municipal, county, state, federal or other public authority respecting the use of said leased premises or the business carried on therein.

ii.               regularly occupy and use the demised premises for the conduct of Sublessee’s business.

iii.              agree to keep locked all common access doors after regular business hours.

iv.             provide its own phone system to the Property.

7.          Maintenance

a.               The Sublessee hereby agrees to maintain and keep said Property including all structural and non structural components and all exterior and interior doors, walls, carpets, interior wiring, lighting fixtures and lamps, and all other interior appurtenances in good order and repair during the entire term of this Lease at Sublessee’s own cost and expense, and to replace all glass which may be broken or damaged during the term hereof in the windows and doors of said Property with glass of a quality as good as or better than that now in use.

b.              Notwithstanding the foregoing, Sublessor may, from time to time, be permitted to work, in, on and around the Property with the understanding that any work done by the Sublessor shall be done in such a way as to minimize any interference with the Sublessee’s Use.

c.               The Sublessee will not overload the floors of said Property in such a way as to cause any undue or serious stress or strain upon the building in which said demised Property is located.

d.              All partitions, plumbing, electrical wiring, additions to, or improvements upon said leased Property, whether installed by the Sublessor or Sublessee, shall be and become a part of the building as soon as installed and the property of the Sublessor unless otherwise herein provided.

8.          Sublessor’s Entry onto Property

It shall be lawful for the Sublessor, his agents and representatives, at any reasonable time to enter into or upon said demised Property for the purpose of examining the condition thereof, or any other lawful purpose with the understanding, however, that the Sublessor may not unreasonably interfere with the clients of the Sublessee nor inspect any office which is then in use. Further Sublessor shall not give a key to the Property.

9.          Assignment

a.               The Sublessee will not assign, transfer, pledge, hypothecate, surrender or dispose of this Lease, or any interest herein, or sublet, or permit any other person or persons to occupy the demised Property without the written consent of the Sublessor being first obtained in writing, which permission will not unreasonably be withheld.

b.              In the event of any transfer permitted above, the use and operation being conducted in the Leased Property shall remain substantially unaffected and any assignee shall assume in writing the terms and conditions set forth herein to be observed and performed by Sublessee. It is further agreed that nothing herein contained shall be construed as releasing Sublessee from any of its liabilities or other obligations hereunder and following any transfer, Sublessee shall remain directly and primarily liable for all liabilities and obligations of “Sublessee” hereunder. Any transfer as described herein shall be known as a “Permitted Transfer.”

c.               In the event of a Permitted Transfer, Sublessee shall provide Sublessor, on or before the effective date thereof, with written notice of such Permitted Transfer and a fully executed copy of all documents used to effectuate the transfer. In the case of an assignment, the instrument of assignment must expressly provide that the assignee assumes all obligations of “Sublessee” under this Lease.

10.        Alterations

a.               Sublessee shall not make or permit to be made any alterations, additions or changes (collectively called “Alterations”) to any part of the Property without first obtaining the written consent of Sublessor. Alterations shall be owned by Sublessee until the expiration or earlier termination of the Term. Any Alterations that are not deemed to be trade fixtures, shall become a part of the Property. Any Alterations designated by Sublessor for removal that remain in the Property after the time designated for removal shall be conclusively deemed abandoned and may be disposed of or retained by Sublessor as permitted by Law; title thereto shall be automatically vested in the Sublessor upon the termination of this Lease. Sublessee shall be liable for all damage to the Property and the Project arising from the installation or removal of any Alterations.

b.              Any and all Alterations made by Sublessee shall be designed by a competent licensed architect or engineer and shall be made under the supervision of such architect or engineer by financially sound, bondable contractors of good reputation, in accordance with plans and specifications (including material and color samples), approved in writing by Sublessor before commencement of any work.

c.               Sublessor may require in connection with its consent to any Alterations that: (i). any contractor or major subcontractors provide payment and completion bonds in such amounts and with sureties acceptable to Sublessor; (ii) Sublessee deliver a set of plans and specifications approved by the building department; and (iii) Sublessee agree in writing to remove all or a portion of the Alterations as designated by Sublessor.

d.              Sublessee shall perform or cause to be performed all work hereunder in accordance with such reasonable rules and regulations as Sublessor may from time to time prescribe with respect thereto, and in such manner so as not to obstruct or interfere with access to the premises of any other tenant or owner of any portion of the Project, the business of any such tenant or owner conducted therein, or any portion of the Common Area. Prior to commencing any work hereunder, Sublessee shall supply to Sublessor evidence that Sublessee’s contractor or contractors have procured such insurance as Sublessor may prescribe in connection with such work. Upon completion of any Alteration to the Property, Sublessee shall provide Sublessor with “as built” drawings reflecting the completed condition of such work.

e.               Not less than ten days before starting any alteration or improvement consented to by Sublessor, Sublessee shall: (1) notify Sublessor of the names and addresses of all contractors, subcontractors and materialmen who may provide labor, services or materials in connection with such work, and (2) serve and post notice of the non-lienability of Sublessor’s interest in the Project pursuant to Colorado Revised Statutes Section 38-22-105(2), as amended (or the corresponding provisions of any future law).

f.               Sublessee shall keep the Property free and clear of liens and claims resulting from any work performed or materials furnished to or at the direction of Sublessee. If any such lien is asserted or filed, Sublessee shall cause such lien to be satisfied and discharged within ten days thereafter, or, if Sublessee desires to contest such lien, then Sublessee shall deposit with Sublessor such security as Sublessor may reasonably demand to ensure payment of such lien and all related costs and expenses. In the event Sublessee fails to satisfy and discharge any such lien or to deposit security therefore with Sublessor, then Sublessor shall have the right (in addition any other remedies) to expend all sums necessary to contest or compromise and discharge such lien, by bonding or by payment, and Sublessee shall reimburse Sublessor upon demand for all such sums, including attorneys’ fees and costs.

11.        Insurance

a.               Sublessor covenants and agrees to maintain property insurance (Property Insurance) for the Property, in such amounts, from such company, with such deductible as Sublessor deems appropriate, in its sole discretion, including, without limitation, extended coverage and insurance for loss of rent, and boilers. Property Insurance obtained by Sublessor shall name Sublessee as an additional insured party and may, at Sublessor’s option, name any mortgagee as an additional insured party as its interests may appear. Such insurance shall be made part of the Common Area Expenses.

b.              Sublessee covenants and agrees to maintain throughout the Lease Term insurance coverage at least as broad as “ISO Causes of Loss — Special Form Coverage” against risk of direct physical loss or damage (commonly known as “all risk”) for the full replacement cost of Sublessee’s equipment, fixtures, improvements, and personal property in the Property. Sublessee covenants and agrees to maintain throughout the Lease Term a commercial general liability policy, including protection against death, personal injury, and property damage, issued by an insurance company qualified to do business in the state in which the Property is located and with a single limit of not less than $1,000,000.00 per occurrence. Such policy shall name Sublessor as an additional insured, be primary to any other similar insurance as such additional insureds, and provide that it may not be cancelled or modified without at least thirty (30) days prior notice to Sublessor.

c.               Sublessor covenants and agrees to maintain a commercial general liability policy (Liability Insurance) covering any common area facilities of the Property in such amounts, from such company, with such deductible and on such terms and conditions as Sublessor deems appropriate, in its sole discretion, from time to time. Liability Insurance obtained by Sublessor need not name Sublessee as an additional insured party and may, at Sublessor’s option, name the Mortgagee as an additional insured party.

d.              Sublessee at its expense, shall also maintain any and all insurance coverage required under the Ground Lease as though it were the Ground Lessee therein;

e.               Sublessor and Sublessee waive all right of recovery against the other and its respective officers, partners, members, agents, representatives, and employees for loss or damage to its real and personal property kept in or about the Building or the Project which is capable of being insured against under ISO Causes of Loss — Special Form Coverage, or for loss of business revenue or extra expense arising out of or related to the use and occupancy of the Property. Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and use reasonable efforts to obtain an appropriate waiver of subrogation in the policies.

f.               Sublessor and Sublessee shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including execution and delivery of any proof of loss or other action required for such recovery.

g.              If any portion of the Property be damaged or destroyed by fire or other casualty, Sublessee shall give prompt written notice thereof to Sublessor (Sublessee’s Notice of Damage).

h.              Upon receipt of Sublessee’s Notice of Damage, Sublessor shall promptly proceed to determine the nature and extent of the damage or destruction and to estimate the time necessary to repair or restore the Property. As soon as reasonably possible, Sublessor shall give written notice to Sublessee stating Sublessor’s estimate of the time necessary to repair or restore the

Property (Sublessor’s Notice of Repair Time). If Sublessor reasonably estimates that repair or restoration of the Property cannot be completed within two hundred (200) days from the time of Sublessee’s Notice of Damage, Sublessor and Sublessee shall each have the option to terminate this Lease. If, however, the damage or destruction was caused by the act or omission of Sublessee or Sublessee’s agents, Sublessor shall have the option to terminate this Lease if Sublessor reasonably estimates that the repair or restoration cannot reasonably be completed within two hundred (200) days from the time of Sublessee’s Notice of Damage, but Sublessee shall not have the option to terminate this Lease. Any option granted hereunder shall be exercised by written notice to the other party given within ten (10) days after Sublessor’s Notice of Repair Time. If either Sublessor or Sublessee exercises its option to terminate this Lease, the Lease Term shall expire ten (10) days after the notice by either Sublessor or Sublessee exercising such option to terminate this Lease. Following termination of this Lease under the provisions hereof, Sublessor shall refund to Sublessee such amounts of Rent paid by Sublessee as may be applicable to the period subsequent to the time of Sublessee’s Notice of Damage less the reasonable value of any use or occupation of the Property by Sublessee subsequent to the time of Sublessee’s Notice of Damage.

i.                If the Building shall be damaged or destroyed by fire or other casualty to the extent of 33-1/3% or more of the replacement value of the Property, Sublessor may elect not to reconstruct or rebuild the Property. Upon written notice to Sublessee given within twenty (20) days after Sublessor’s Notice of Repair Time, this Lease shall terminate and Sublessor shall refund to Sublessee such amounts of Rent paid by Sublessee for the period after such damage less the reasonable value of any use or occupation of the Property by Sublessee during such period.

j.                If repair and restoration of the Property can be completed within the period specified above, in Sublessor’s reasonable estimation, or if neither Sublessor nor Sublessee terminate this Lease as provided above, then this Lease shall continue in full force and effect and Sublessor shall proceed forthwith to cause the Property (including any improvements constructed by Sublessor but excluding any alterations, improvements„ fixtures and personal property constructed or owned by Sublessee) to be repaired and restored with reasonable diligence and there shall be abatement of Rent proportionate to the extent of the space and period of time that Sublessee is unable to use and enjoy the Property.

k.               The proceeds of any Property Insurance maintained on the Property, other than property insurance maintained by Sublessee on fixtures and personal property of Sublessee, shall be paid to and become the property of Sublessor, subject to any obligation of Sublessor to cause the Property to be repaired and restored and further subject to any rights under any mortgage encumbering the Property to such proceeds. Sublessor’s obligation to repair and restore the Property provided herein is limited to the repair and restoration that can be accomplished with the proceeds of any Property Insurance maintained on the Property. The amount of any such insurance proceeds is subject to any right of any mortgagee to apply such proceeds to its secured debt under its mortgage.

12.        Condemnation.

a.               A “Taking” shall mean the taking of all or any portion of the Property as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale of all or part of the Property under the threat of condemnation. A “Substantial Taking” shall mean a Taking of twenty-five percent (25%) or more of the floor area of the Property. An “Insubstantial Taking” shall mean a Taking which does not constitute a Substantial Taking.

b.              If there is a Substantial Taking with respect to the Property, the term of this Lease/Sublease shall expire on the date of vesting of title pursuant to such Taking. Thereafter, the Sublessor shall refund to Sublessee such amounts of Base Rent and Additional Rent theretofore paid by Sublessee as may be applicable to the period subsequent to the time of termination of this Lease.

c.               In the event of an Insubstantial Taking with respect to the Property, this Lease shall continue in full force and effect, Sublessor shall proceed forthwith to cause the Property (but excluding any alterations, improvements, fixtures, and personal property constructed or owned by Sublessee), less such Taking, to be restored as near as may be to the original condition thereof and there shall be abatement of Rent proportionate to the extent of the space so taken.

d.              The total award, compensation, damages or consideration received or receivable as a result of a Taking (Award) shall be paid to and be the property of Sublessor, including, without limitation, any part of the Award made as compensation for diminution of the value of this leasehold or the fee of the Property. Notwithstanding the foregoing, Sublessee shall be entitled to a separate award, for the loss of Sublessee’s personal property, diminution in value of the leasehold (if applicable) the loss of Sublessee’s business and profits, and Sublessee’s moving expenses.

13.        Termination and Remedies

a.               In the event that any of the following events shall occur, Sublessee shall be deemed to be in default of Sublessee’s obligations under this Lease (each of the following shall be referred to as a “Default by Sublessee”).

i.                if Sublessee fails to pay Base Rent, Additional Rent, or any other amounts payable by Sublessee within ten (10) days after such rental or other amount is due under the terms of this Lease.

ii.               if Sublessee breaches or fails to comply with any non-monetary agreement, term, covenant or condition in this Lease/ Sublease applicable to Sublessee and/or if Sublessee fails to observe and perform under any term, covenant or condition of the Ground Lease which it is otherwise required to perform under the Lease/Sublease, and Sublessee fails to cure such breach or failure within the earlier of the time for cure permitted under the Ground Lease or thirty (30) days after notice thereof by Sublessor to Sublessee. If such breach or failure to comply cannot be reasonably cured within such 30-day period, Sublessee shall not be deemed to be in default thereof if Sublessee shall in good faith commence to cure such breach or failure to comply within such 30-day period and shall diligently proceed therewith to completion within a period not to exceed sixty (60) days following such notice.

iii.              Sublessor shall not be required to give written notice of a non-monetary default more than once in any twelve month period during the Lease Term. Should Sublessee breach any non-monetary term herein more than one time in each twelve month period, then the said subsequent failure to perform under the terms of this Sublease shall be a Default by Sublessee without notice or demand.

iv.             if Sublessee shall leave the Property unoccupied for fifteen (15) consecutive days or shall vacate and abandon the Property.

v.              if Sublessee’s interest under this Sublease or in the Property shall be taken by execution of levy, or by other process of law directed against Sublessee, or shall be subject to any attachment at the instance of any creditor or claimant against Sublessee and said execution of levy or attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof.

vi.             if Sublessee shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any similar act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved, or shall make an assignment for the benefit of creditors, or if involuntary proceedings under any such bankruptcy or insolvency law or for the dissolution of Sublessee shall be instituted against Sublessee or a receiver or trustee shall be appointed for the property or for all or substantially all of the property of Sublessee, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment.

b.              Upon the occurrence of any Default by Sublessee, Sublessor shall have the right, at Sublessor’s election, then or any time thereafter, to exercise any one or more of the following remedies:

i.                In the event of a Default by Sublessee, Sublessor may, at Sublessor’s option, but without obligation to do so, and without releasing Sublessee from any obligations under this Sublease, make any payment or take any action as Sublessor may deem necessary or desirable to cure any such Default by Sublessee in such manner and to such extent as Sublessor may deem necessary or desirable. Sublessor may do so without demand on, or written notice to, Sublessee and without giving Sublessee an opportunity to cure such Default by Sublessee. Sublessee covenants and agrees to pay to Sublessor, within ten (10) days after demand, all advances, costs and expenses of Sublessor in connection with the making of any such payment or the taking of any such action including, without limitation: (a) a charge in the amount of five hundred dollars ($500.00) payable to Sublessor to compensate for the administrative overhead attributable to such action; (b) reasonable attorneys’ fees; and, (c) interest as hereinafter provided from the date of payment of any such advances, costs and expenses by Sublessor. Action taken by Sublessor may include commencing, appearing in, defending or otherwise participating in any action or proceeding and paying, purchasing, contesting, or compromising any claim, right, encumbrance, charge, or lien, with respect to the Property which Sublessor, in its discretion, may deem necessary or desirable to protect its interest in the Property and under this Sublease. In the event that the Sublease Term has expired or

Sublessee is no longer occupying the Property, Sublessor shall be entitled to take such actions as provided herein without Sublessor being required to provide the notice to Sublessee.

ii.             In the event of a Default by Sublessee, Sublessor may terminate this Sublease, effective at such time as may be specified by written notice to Sublessee, and demand (and, if such demand is refused, recover) possession of the Property from Sublessee. Sublessee shall remain liable to Sublessor for damages in an amount equal to the Base Rent, any amounts due under the Ground Lease and other sums which would have been owing by Sublessee hereunder for the balance of the Sublease Term, had this Sublease not been terminated, less the net proceeds, if any, of any reletting of the Property by Sublessor subsequent to such termination, after deducting all Sublessor’s expenses in connection with such recovery of possession or reletting. Sublessor shall be entitled to collect and receive such damages from Sublessee on the days on which the Base Rent, Additional Rent and other amounts would have been payable if this Sublease had not been terminated. Alternatively, at the option of Sublessor, Sublessor shall be entitled to recover forthwith from Sublessee, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Sublease, represents the excess, if any, of: (a) the aggregate of the Base Rent, Additional Rent and all other sums payable by Sublessee that would have accrued for the balance of the Sublease Term, over; (b) the aggregate rental value of the Property for the balance of the Sublease Term, both discounted to present worth at the rate of 8% per annum.

iii.            In the event of a Default by Sublessee, Sublessor may reenter and take possession of the Property, including the real property described in the Ground Lease, or any part thereof, without demand or notice, and repossess the same and expel Sublessee and any party claiming by, under or through Sublessee, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Property by Sublessor shall be construed as an election by Sublessor to terminate this Sublease unless a written notice of such intention is given to Sublessee. No notice from Sublessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Sublessor to terminate this Sublease unless such notice specifically so states. Sublessor reserves the right, following any reentry or reletting, to exercise its right to terminate this Sublease by giving Sublessee such written notice, in which event this Sublease shall terminate as specified in said notice. After recovering possession of the Property, Sublessor may, from time to time, but shall not be obligated to, relet the Property, or any part thereof, for the account of Sublessee, for such term or terms and on such conditions and upon such other terms as Sublessor, in its sole and subjective discretion, may determine. Sublessor may make such repairs, alterations or improvements as Sublessor may consider appropriate to accomplish such reletting, and Sublessee shall reimburse Sublessor upon demand for all costs and expenses, including attorneys’ fees, which Sublessor may incur in connection with such reletting. Sublessor may collect and receive the rents for such reletting but Sublessor shall in no way be responsible for or liable for any failure to relet the Property, or any part thereof, or for any failure to collect any rent due upon such reletting. Notwithstanding Sublessor’s recovery of possession of the Property, Sublessee shall continue to pay on the dates herein specified, the Base Rent, Additional Rent and other amounts which would be payable hereunder if such repossession had not occurred. Upon the expiration or earlier termination of this

Sublease, Sublessor shall refund to Sublessee any amount, without interest, by which the amounts paid by Sublessee, when added to the net amount, if any, recovered by Sublessor through any reletting of the Property, exceeds the amounts payable by Sublessee under this Sublease. If, in connection with any reletting, the new lease term extends beyond the existing Sublease Term, or the premises covered thereby include other premises not part of the Property, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith shall be made in determining the net amount recovered from such reletting.

c.             All costs and expenses incurred by Sublessor in connection with collecting any amounts and damages owing by Sublessee pursuant to the provisions of this Sublease or to enforce any provision of this Sublease, including reasonable attorneys’ fees, whether or not any action is commenced by Sublessor, shall be paid by Sublessee to Sublessor upon demand.

d.             Exercise of any of the remedies of Sublessor under this Sublease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Sublease or otherwise available to Sublessor at law or in equity. All remedies are cumulative.

14.           Property on Termination.

At the expiration of said term or upon any sooner termination thereof, the Sublessee will peaceably and quietly quit and deliver up said leased Property to the Sublessor broom-clean and in as good order and condition, reasonable use and wear excepted, as the same was in as of the date of this Sublease. Notwithstanding the foregoing, the Sublessee may take from the Property all movable trade fixtures, furniture, fixtures, equipment, refrigeration equipment including all compressors, walk-in, reach-in and other coolers, inventory and the like so long as the Sublessee repairs any damage caused thereby.

15.           Environmental Warranties.

a.               Sublessee warrants, represents and covenants as follows:

i.                Sublessee shall conduct no activity or allow to be conducted any activity or use of the property which would result in the presence of any “Hazardous Materials” or any “Hazardous Materials Contamination” on the property.

ii.               “Hazardous Materials” means: (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ‘ 6901, et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ‘ 9601, et seq.), as amended from time to time, and regulations promulgated thereunder; (c) petroleum products; (d) any substance the presence of which on the property is regulated by any federal, state or local law relating to the protection of the environment or public health; and, (e) any other substance which by law requires special handling in its collection, storage, treatment or disposal.

iii.              “Hazardous Materials Contamination” means the contamination (whether presently existing or occurring after the date hereof) of the improvements, facilities, soil, ground water, surface water, air or other elements on or under the property by hazardous materials, or the contamination (whether presently existing or occurring after the date hereof) of the buildings, facilities, soil, ground water, surface water, air, or other elements on or under any other property as a result of hazardous materials emanating from the property.

iv.             Sublessee will obtain all necessary federal, state and local environmental permits necessary for its business and use of the property;

v.              Sublessee will at all times be in full compliance with the terms and conditions of its environmental permits;

vi.             Sublessee will be in compliance with all applicable federal, state, and local environmental statutory and regulatory requirements, other than those contained in its permits;

vii.            There are no pending environmental civil, criminal, or administrative proceedings against Sublessee;

viii.           Sublessee knows of no threatened civil, criminal, or administrative proceedings against it relating to environmental matters;

ix.              Sublessee knows of no fact or circumstances that may give rise to any future civil, criminal, or administrative proceedings against it relating to environmental matters.

b.              Sublessor warrants, represents and covenants as follows:

i.                Sublessor is aware that the Property formerly housed a gasoline station. As such he agrees that the Property is, or may be contaminated with petrochemical waste, Hazardous Materials, Hazardous Materials Contamination (up to and through the date on which the Sublessor delivers the Property to the Sublessee “Substantially Completed” (as that term is defined in Exhibit B), underground storage tanks (UST), lead paint, and asbestos.

ii.               Sublessor agrees that he is solely and primarily liable for, and shall remediate at his own cost and expense all Hazardous Materials, Hazardous Materials Contamination (occurring up to and through the date on which the Sublessor delivered the Property to the Sublessee Substantially Completed), UST, lead paint and asbestos. Sublessor will obtain all necessary federal, state, and local environmental permits necessary for such remediation or shall provide credible proof from the governmental authority in charge of the same, that such remediation as been satisfied or is otherwise not required.

iii.              Sublessor will at all times be in full compliance with the terms and conditions of its environmental permits;

iv.             Sublessor will be in compliance with all applicable federal, state, and local environmental statutory and regulatory requirements, other than those contained in its permits;

v.              Sublessor knows of no pending environmental civil, criminal, or administrative proceedings against Sublessee;

vi.             Sublessor knows of no threatened civil, criminal, or administrative proceedings against it relating to environmental matters;

vii.            Sublessor knows of no fact or circumstances that may give rise to any future civil, criminal, or administrative proceedings against it relating to environmental matters.

16.           Indemnification.

a.               Sublessee shall indemnify Sublessor and shall hold Sublessor harmless from any and all loss, damages, suits, penalties, costs, liability, and expenses (including, but not limited to reasonable investigation and legal expense) arising out of any claim for loss or damage to the Property, and the real property subject to the Ground Lease, injuries to or death of persons, contamination of or adverse effects on the environment, or any violation of statutes, ordinances, orders, rules, or regulations of any governmental entity or agency, or any damage, loss, cause of action, cost to remediate or otherwise caused by, or resulting from any Hazardous Materials or Hazardous Materials Contamination that becomes present on or under the subject Property by reason of Sublessee’s activity and use unless caused by the gross negligence of the Sublessor

b.              Sublessor shall indemnify Sublessee and shall hold Sublessee harmless from any and all loss, damages, suits, penalties, costs, liability, and expenses (including, but not limited to reasonable investigation and legal expense) arising out of any claim for loss or damage to the Property, injuries to or death of persons, contamination of, or adverse effects on the environment, or any violation of statutes, ordinances, orders, rules, or regulations of any governmental entity or agency, and any damage, loss, cause of action, cost to remediate or otherwise by, or resulting from any Hazardous Materials or Hazardous Materials Contamination that becomes present on or under the subject Property by reason of Sublessee’s activity and use unless caused by the gross negligence of the Sublessee.

17            Signs

a.               Sublessee may, at Sublessee’s sole cost and expense, erect upon the interior area of the Property all signs and advertising material customary and appropriate in the conduct of Sublessee’s business that comply with all applicable legal requirements. Notwithstanding the foregoing, Sublessee shall not erect or install, any sign that is visible from outside the Property without Sublessor’s prior written approval; and such approval shall not be unreasonably withheld, conditioned or delayed. It shall not be unreasonable for Sublessor to withhold or condition approval based on esthetic or other considerations that, in Sublessor’s judgment, affect the image of the Property.

b.              Sublessee may, at its cost and expense, install an exterior sign on its store fascia that complies with all applicable municipal and state regulations and those rules of the Sublessor.

c.               Sublessee’s signs and advertising material shall be professionally designed and manufactured and shall be installed and removed by a licensed electrician (if applicable). Sublessee’s signs must be installed and operating concurrently with Sublessee’s opening for business. Sublessee’s sign box and/or raceway, if any, shall be deemed real property once installed, but Sublessee shall remove Sublessee’s sign lettering when it surrenders the Property.

18.           SUBORDINATION AND ATTORNMENT

a.             This Sublease and Sublessee’s interest in the Property shall be junior and subordinate to the Ground Lease and to any mortgage or deed of trust now or hereafter encumbering the Property. No further act or agreement shall be necessary to accomplish or evidence such subordination, but Sublessee shall, upon request by Sublessor or by any mortgagee or deed of trust beneficiary, execute such additional documents as may be appropriate to confirm and ratify the subordinate status of this Sublease and of Sublessee’s interest in the Property. Sublessee shall also, if any mortgagee or deed of trust beneficiary so requires, execute such documents as may be necessary to make this Sublease and Sublessee’s interest in the Property prior and superior to any such mortgage or deed of trust, provided that no such document shall require Sublessee to consent to any material change in this Sublease.

b.             If title to the Property or the Building is transferred through or in lieu of foreclosure of any mortgage or deed of trust, Sublessee shall, if so requested by the person acquiring such title as a result of such transfer, but not otherwise, attorn to such person and execute such documents as may be appropriate to confirm that this Sublease remains in full force and effect notwithstanding such transfer, provided that no such document shall require Sublessee to consent to any material change in this Sublease.

19.           Miscellaneous

a.               This Sublease does not grant Sublessee any right to access air and light over the property.

b.              Sublessor and Sublessee agree that any provisions of this Sublease that must survive in order to remain in full force and effect even after termination of this Sublease shall survive the termination and/or expiration of this Sublease.

c.               Sublessor warrants and represents that Sublessor is the owner of the leased Property and has full authority and right to lease the Property and enter into this Sublease. Sublessor will defend Sublessee’s right to quiet enjoyment of the leased Property from the claims of all persons during the lease term.

d.              In the event the Sublessee for any reason shall hold over after the expiration of this Sublease, such holding over shall not be deemed to operate as a renewal or extension of this Sublease, but shall only create a tenancy from month to month which may be terminated at will at any time by the Sublessor. In such an event the rent for any said month shall be 125% of the Base Rent and 100% of the Additional Rent received in the last month of the last term of the Sublease.

f.               Any waiver by any Party of any breach of any covenant herein contained to be kept and performed by the other Party shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the injured Party from enforcing his or its rights under any subsequent breach, either of the same condition or covenant or otherwise.

g.              If either party to this Sublease shall be delayed in or prevented from performing any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental law or regulations, riots, insurrections, war or other reason not the fault of the party delayed, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this subparagraph (g) shall not operate to excuse Sublessee from prompt payment of Base Rent, Additional Rent, or any other payment required by the terms of this Sublease.

h.              This Sublease contains the entire understanding of the parties in reference to the subject matter found herein. This Sublease supersedes any prior leases, covenants or understandings of the parties with reference to the subject matter herein. This Sublease may be amended only in writing to be signed and dated by all parties hereto.

i.                This Sublease shall be interpreted in accordance with the laws of the state of Colorado. Venue shall be proper in the District Court in and for the county in which the Property is located.

j.                In the event of any litigation concerning this Sublease, the “Prevailing Party” to the litigation shall be awarded reasonable attorney=s fees in addition to any other damages awarded by the court. For the purposes of this Sublease, the “Prevailing Party” shall be deemed to be that party that has obtained the greatest net judgment in money or money equivalent. If money or money-equivalent has not be awarded, then the Prevailing Party shall be deemed to be that Party that has prevailed on a majority of the material issues before the court.

k.               From time to time the Sublessor may promulgate reasonable rules and regulations concerning the Property. When delivered, the same shall be made part of this Sublease as though set forth in full herein.

l.                The Parties agree that neither has used the services of a real estate or other broker. As a result both Parties are to bear any costs or fees incurred by him or it as a result of entering into this Sublease.

m.              The covenants and conditions in this Sublease are in all respects subject to the easements, covenants, conditions and restrictions declaration of restrictions or reciprocal easement agreement or similar document, short form or memorandum of lease, of any tenant lease affecting the Property to which the Property is subject, provided that no such document shall interfere with Sublessee’s right to use the Property in accordance with the terms of this Sublease.

n.              Within ten days after request by Sublessor, Sublessee shall execute and deliver to Sublessor, or to any current or prospective lender or purchaser specified by Sublessor, an estoppel certificate stating that this Sublease is unmodified (or if modified, stating the modifications) and in full force and effect, and stating any defenses or offsets claimed by Sublessee, the amount of Minimum Rent then currently payable, the dates to which the Rent has been paid in advance, the amount of any security deposit or prepaid rent, the Sublease Commencement Date, the Rent Commencement Date, the Sublease Expiration Date, that Sublessee is in possession of the Property, and any other information concerning the Sublease that Sublessor may reasonably request. Failure to deliver such a certificate within 15 days after request by Sublessor shall be a default under this Sublease, and Sublessee shall be bound conclusive by any representation Sublessor may make with regard to the matters that were to have been covered by the certificate.

o.              The captions are for convenience only and shall not affect the interpretation of this Sublease. All exhibits attached hereto are made a part of this Sublease. Wherever the context so requires, the singular shall include the plural, the plural shall refer to the singular, and the masculine and feminine genders shall be substituted for the neutral gender. Subject to any grace periods provided herein, time is of the essence of this Sublease and each of the provisions in which performance is a factor, and failure to perform within the time so limited shall be deemed a material breach of this Sublease. If any provision of this Sublease shall to any extent be held to be invalid by a court, the remaining provisions shall remain in effect and shall in no way be impaired thereby.

p.              The terms, covenants, conditions, and agreements herein contained, and as may from time to time be amended, shall bind and inure to the benefit of the Parties hereto and their heirs, executors, administrators, legal representatives, successors and assigns. If either party shall consist of more than one person or entity, all such persons or entities shall be jointly and severally liable as parties hereunder.

q.              If during the Term of this Sublease, Sublessor conveys its interest in the

Property, then from and after the effective date of the conveyance, Sublessor shall be released and discharged from any and all further obligations and responsibilities under the Sublease.

r.               Sublessor and Sublessee each hereby waive trial by jury in any action or proceeding brought by either of them against the other concerning this Sublease.

s.               Sublessor reserves the absolute right to permit such other tenancies on, in or around Property as Sublessor determines, in the exercise of its sole discretion, may best promote its interests. Sublessor does not warrant, represent or covenant, expressly or impliedly, that any specific lease or leases now or hereafter in effect between Sublessor and any third parties will be continued in effect for any period of time, or that any other tenant or tenants or owner shall during the Term continue to occupy any space in the Project. Sublessee acknowledges and agrees that, in entering into this Sublease, Sublessee has not relied upon the continued existence or operation of any other tenant or tenants or owner within the Project, whether or not any other lease is in existence or is expected to exist at the time this Sublease is executed.

t.               This Sublease may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same Sublease.

u.              Notwithstanding anything herein to the contrary Sublessee covenants and agrees to observe and perform all of the terms, covenants, and conditions to be performed by Sublessor under the Ground Lease , and further covenants and agrees not to do or suffer or permit anything to be done which would result in a default under or cause the Ground Lease to be terminated. All of the terms, covenants, and conditions of the Ground Lease are hereby incorporated herein with the same force and effect as if herein set forth in full. All grace and cure periods specified in the Ground Lease shall, for purposes of determining compliance by Sublessee with the provisions hereof, be each reduced by five (5) days.

v.              In no event shall Sublessor ever be liable to Sublessee for penalties or liquidated damages, or for special, indirect, consequential, or incidental losses or damages including, but not limited to, lost profits, lost or damaged data, loss of use of facility or equipment, or the failure or increased expense of operations, regardless of whether any such losses or damages are characterized as arising from breach of contract, breach of warranty, tort, strict liability, or otherwise, even if Sublessor is advised of the possibility of such losses or damages, or if such losses or damages are foreseeable.

v               In the event of any inconsistency between the terms of the Ground Lease incorporated herein by reference and any of the other terms, conditions, or provisions of this Sublease, such inconsistency,

(i)              if it relates to obligations of or restrictions on Sublessee, will be resolved in favor of that obligation which is more onerous to Sublessee or that restriction which is more restrictive of Sublessee, as the case may be; or

(ii)             if it relates to the rights of or benefits to be conferred on Sublessee, will be resolved in favor of the Sublease.

DONE AS OF THE DATE FIRST FOUND ABOVE.

LESSOR/SUBLESSOR		SUBLESSEE

CHALET PROPERTIES, LL		VITAMIN COTTAGE NATURAL

by:	/s/ Kemper Isely	by	/s/ Zephyr Isely
Kemper Isely			Zephyr Isely
Managing Member			Co-President